SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 23, 2005
RURAL CELLULAR CORPORATION
(Exact name of Registrant as Specified in its Charter)

Minnesota

(State or other Jurisdiction of Incorporation)

0-27416	41-1693295

(Commission File Number)	(IRS Employer Identification No.)

3905 Dakota Street S.W., Alexandria, Minnesota	56308

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(320) 762-2000

Former Name or Former Address, if Changed Since Last Report
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities
SIGNATURES

Item 3.02 Unregistered Sales of Equity Securities
On September 23, 2005, Rural Cellular Corporation (“RCC”) agreed to repurchase 2,000 shares of its 11 3/8% senior exchangeable preferred stock in exchange for an aggregate of 229,134 shares of its Class A common stock in a negotiated transaction that was settled on September 28, 2005.
The shares were issued in reliance upon the exemption from registration provided in Section 3(a)(9) of the Securities Act of 1933, as amended. No compensation, direct or indirect, was paid by RCC for solicitation of this exchange.
As of June 30, 2005, as adjusted for this transaction and the transactions reported in Reports on Form 8-K dated September 6, 2005 and September 13, 2005, RCC would have had 149,709 shares of its 11 3/8% senior exchangeable preferred stock and 13,555,243 shares of common stock issued and outstanding.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RURAL CELLULAR CORPORATION
/s/ Richard P. Ekstrand
Richard P. Ekstrand
President and Chief Executive Officer

Date: October 6, 2005